FSI LOW BETA ABSOLUTE RETURN FUND
(a Delaware statutory trust)

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST

THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST (“Declaration of Trust”) is made and entered into as of April 2, 2013, by the Trustees named hereunder for the purpose of continuing a Delaware statutory trust in accordance with the provisions hereinafter set forth

WHEREAS, FSI Low Beta Absolute Return Fund, a Delaware statutory trust, was formed on August 3, 2011 pursuant to the filing of the Certificate of Trust and the entering into of an Agreement and Declaration of Trust, dated as of August 1, 2011 (“Original Declaration of Trust”) ;

WHEREAS, the Original Declaration of Trust was amended and restated on December 18, 2012 (“Amended Declaration of Trust”); and

WHEREAS, the undersigned Trustee s hereby amend and restate the Amended Declaration of Trust in its entirety as provided herein .

NOW, THEREFORE, the undersigned Trustee s hereby declare that all money and property contributed to the Trust hereunder shall be held and managed in trust under this Declaration of Trust (also referred to as the “Trust Instrument”) as set forth herein.

ARTICLE I
NAME AND DEFINITIONS

Section 1.1                       Name.  The name of the trust established hereby is the “FSI Low Beta Absolute Return Fund.”

Section 1.2                       Definitions.  Wherever used herein, unless otherwise required by the context or specifically provided, the following terms shall have the following meanings:

(a)            “Act” means the Delaware Statutory Trust Act, 12 Del. Code §§ 3801 et seq., as from time to time amended;

(b)            “By-laws” means the By-laws of the Trust referred to in Section 4.1(e) hereof, as from time to time amended;

(c)            The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.  “Majority Unitholder Vote” shall have the same meaning as the term “vote of a majority of the outstanding voting securities” is given in the 1940 Act;

( d )           “Code” refers to the Internal Revenue Code of 1986 and the rules and regulations thereunder, all as may be amended from time to time.

( e )           “Net Assets” means the total value of all assets of the Trust, less an amount equal to all accrued debts, liabilities and obligations of the Trust, calculated before giving effect to any repurchases of Units.

( f )            “Net Asset Value” means the net asset value per Unit of the Trust determined in the manner provided in Section 7 .3 hereof;

( g )            “Outstanding Units” means those Units recorded from time to time in the books of the Trust or its transfer agent as then issued and outstanding, but shall not include Units which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

( h )           “Trust” refers to the FSI Low Beta Absolute Return Fund;

( i )            “Trustee” or “Trustees” means the person or persons who has or have signed this Trust Instrument, so long as such person or persons shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

( j )            “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust, or the Trustees on behalf of the Trust.

( k )            “Unitholder” means a record owner of Outstanding Units of the Trust;

( l )            “Units” means the equal proportionate transferable units of beneficial interest into which the beneficial interest of the Trust shall be divided and may include fractions of Units as well as whole Units;

( m )  “Valuation Date” means the date on which the value of Units being repurchased will be determined by the Trustees in their sole discretion.

( n )            “1940 Act” means the Investment Company Act of 1940 and the rules and regulations thereunder, all as may be amended from time to time.

ARTICLE II
BENEFICIAL INTEREST

Section 2.1                       Units of Beneficial Interest.  The beneficial interest in the Trust shall be divided into such transferable Units as the Trustees shall from time to time create and establish.  The number of Units of the Trust authorized hereunder is unlimited.  Each Unit shall have a par value of $0.001, unless otherwise determined by the Trustees in connection with the creation and establishment of the Trust.  All Units issued hereunder, including, without limitation, Units issued in connection with a dividend in Units or a split or reverse split of Units, shall be fully paid and nonassessable.

Section 2.2                       Issuance of Units.  The Trustees in their discretion may, from time to time, without vote of the Unitholders, issue Units to such party or parties and for such amount and type of consideration (or for no consideration if pursuant to a Unit dividend or split-up), subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisitions of assets subject to, and in connection with, the assumption of liabilities) and businesses.  In connection with any issuance of Units, the Trustees may issue fractional Units and Units held in the treasury.  The Trustees may from time to time divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.

Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested, may acquire, own, hold and dispose of Units to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Units from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Units generally.

Section 2.3                       Register of Units and Unit Certificates.  A register shall be kept at the principal office of the Trust or an office of the Trust’s transfer agent which shall contain the names and addresses of the Unitholders, the number of Units held by them and a record of all transfers thereof.  As to Units for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Units and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Unitholders.  No Unitholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given to him or her as herein or in the By-laws provided, until he or she has given his or her address to the transfer agent or such other officer or agent of the Trust as shall keep the said register for entry thereon.  The Trustees, in their discretion, may authorize the issuance of Unit certificates and promulgate appropriate rules and regulations as to their use.  In the event that one or more certificates are issued, whether in the name of a Unitholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Units for all purposes, including transfer, assignment or sale of such Units, subject to such limitations as the Trustees may, in their discretion, prescribe.

Section 2.4                       Transfer of Units.  Except as otherwise provided by the Trustees, Units shall be transferable on the records of the Trust only in accordance with Section  7 .1 herein and only by the record holder thereof or by his or her agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Unit certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees.  Upon such delivery the transfer shall be recorded on the register of the Trust.  Until such record is made, the Unitholder of record shall be deemed to be the holder of such Units for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

Section 2.5                       Treasury Units.  Units held in the treasury shall, until reissued pursuant to Section 2.2 hereof, not confer any voting rights on the Trustees, nor shall such Units be entitled to any dividends or other distributions declared with respect to the Units.

Section 2.6                      Investment in the Trust.  The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize.  At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the Trust is authorized to invest, valued as provided in Section  7 .3 hereof.  Unless the Trustees otherwise determine, investments in the Trust shall be credited to each Unitholder’s account in the form of full Units at the Net Asset Value next determined after the investment is received.  Without limiting the generality of the foregoing, the Trustees may, in their sole discretion, (a) fix the Net Asset Value of the initial investment in the Trust , (b) impose sales or other charges upon investments in the Trust or (c) issue fractional Units.

Section 2.7                       No Preemptive Rights.  Unitholders shall have no preemptive or other similar rights to subscribe to any additional Units or other securities issued by the Trust or the Trustees.

Section 2.8                       Legal Proceedings.  No person, other than a Trustee, who is not a Unitholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of or with respect to the Trust.  No Unitholder may maintain a derivative action with respect to the Trust unless holders of at least 10% of the O utstanding Units of the Trust join in the bringing of such action.  Except as otherwise provided in Section 3816 of the Act and the foregoing provisions of this Section 2.8, all matters relating to the bringing of derivative actions in the right of the Trust shall be governed by the General Corporation Law of the State of Delaware relating to derivative actions, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Unitholders were shareholders of a Delaware corporation.

In addition to the requirements set forth in Section 3816 of the Act, a Unitholder may bring a derivative action on behalf of the Trust only if the following conditions are met:  (a) the Unitholder or Unitholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Unitholder demand by virtue of the fact that such Trustee receives remuneration for his or her service as a Trustee of the Trust or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Trust; and (b) unless a demand is not required under clause (a) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Unitholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Unitholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.  For purposes of this Section 2.8, the Trustees may designate a committee of one Trustee to consider a Unitholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.

Section 2.9                       Status of Units.  Units shall be deemed to be personal property giving only the rights provided in this instrument.  Every Unitholder by virtue of having become a Unitholder shall be held to have expressly assented and agreed to the terms hereof.  The death of a Unitholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Unitholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust.  Ownership of Units shall not entitle the Unitholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Units constitute the Unitholders partners.

ARTICLE III
THE TRUSTEES

Section 3.1                       Management of the Trust.  The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument.  The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned.  Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.  In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power.  The powers of the Trustees may be exercised without order of or resort to any court.

Trustees shall be elected by Unitholders to the extent required by the 1940 Act.  If a Unitholder vote is required under the 1940 Act to elect a Trustee, the Trustee shall be elected by the Unitholders owning of record a plurality of the Units voting at a meeting of Unitholders at which a quorum is present in person or by proxy .

Section 3.2                       Term of Office of Trustees.  Each Trustee shall hold office during the existence of this Trust, and until its termination as herein provided; except: (a) that any Trustee may resign by written instrument signed by him or her and delivered to the Chairman, President, Secretary, or other Trustee of the Trust, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed, with or without cause, at any time by written instrument, signed by a majority of the Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his or her retirement; and (d) that a Trustee may be removed, with or without cause, at any meeting of the Unitholders of the Trust by a vote of Unitholders owning at least two-thirds of the O utstanding Units.

Section 3.3                       Vacancies and Appointment of Trustees.  In case of the declination to serve, death, resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise of a Trustee, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur.  Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive.  In the case of an existing vacancy, the remaining Trustee or Trustees shall fill such vacancy by appointing such other person as such Trustee or Trustees in their discretion shall see fit consistent with the limitations under the 1940 Act, unless such Trustee or Trustees determine, in accordance with Section 3.5, to decrease the size of the Board to the number of remaining Trustees.

An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees.

An appointment of a Trustee shall be effective upon the acceptance of the person so appointed to serve as Trustee, except that any such appointment in anticipation of a vacancy shall become effective at or after the date such vacancy occurs.

Section 3.4                       Temporary Absence of Trustee.  Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided or unless there is only one or two Trustees.

Section 3.5                       Number of Trustees.  The number of Trustees shall be one, or such other number as shall be fixed from time to time by the Trustees.

Section 3.6                       Effect of Death, Resignation, Etc. of a Trustee.  The declination to serve, death, resignation, retirement, removal, incapacity, or inability to serve, of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 3.7                       Ownership of Assets of the Trust.  Legal title in and beneficial ownership of all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees may cause legal title in and beneficial ownership of any Trust Property to be held by, or in the name of one or more of the Trustees acting for and on behalf of the Trust, or in the name of any person as nominee acting for and on behalf of the Trust.  No Unitholder shall be deemed to have a severable ownership interest in any individual asset of the Trust, or any right of partition or possession thereof, but each Unitholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Units.  The Units shall be personal property giving only the rights specifically set forth in this Trust Instrument.  The Trust, or at the determination of the Trustees, one or more of the Trustees or a nominee acting for and on behalf of the Trust, shall be deemed to hold legal title and beneficial ownership of any income earned on securities of the Trust issued by any business entities formed, organized, or existing under the laws of any jurisdiction, including the laws of any foreign country.

Section 3.8                       No Accounting.  Except to the extent required by the 1940 Act or, if determined to be necessary or appropriate by the other Trustees under circumstances which would justify his or her removal for cause, no person ceasing to be a Trustee for reasons including, but not limited to, death, resignation, retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Unitholders or remaining Trustees upon such cessation.

ARTICLE IV
POWERS OF THE TRUSTEES

Section 4.1                       Powers.  The Trustees in all instances shall act as principals, and are and shall be free from the control of the Unitholders.  The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust.  The Trustees shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust.  Subject to any applicable limitation in this Trust Instrument, the Trustees shall have power and authority:

(a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

(b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations, including the power to invest all or any part of its assets in the securities of another investment company;

(c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation, liability or engagement of any person and to lend Trust Property;

(d) To provide for the distribution of Units of the Trust either through a Principal Underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

(e) To adopt By-laws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Unitholders, which By-laws shall be deemed a part of this Trust Instrument and are incorporated herein by reference;

(f) To elect and remove such officers and appoint and terminate such agents and contractors as they consider appropriate, any of whom may be a Trustee, and may provide for the compensation of all of the foregoing;

(g) To employ one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as custodians of any assets of the Trust,  subject to the 1940 Act and to any conditions set forth in this Trust Instrument;

(h) To retain one or more transfer agents and servicing agents, or both;

(i) To set record dates in the manner provided herein or in the By-laws;

(j) To delegate such authority (which delegation may include the power to sub-delegate) as they consider desirable to any officers of the Trust and to any investment adviser, manager, administrator, custodian, underwriter or other agent or independent contractor;

(k) To join with other holders of any securities or debt instruments in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any security or debt instrument with, or transfer any security or debt instrument to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any security or debt instrument (whether or not so deposited or transferred) as the Trustees shall deem proper and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(l) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(m) To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, unit bonus, unit purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(n) To the extent permitted by law, indemnify any person with whom the Trust has dealings;

(o) To engage in and to prosecute, defend, compromise, abandon, or adjust by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Unitholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust;

(p) To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business of the Trust, including, without limitation, insurance policies insuring the Trust Property and payment of distributions and principal on its investments, and insurance policies insuring the Unitholders, Trustees, officers, representatives, employees, agents, investment advisers, managers, administrators, custodians, underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person in such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

(q) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust, subject to the provisions of Section 9 .4(b) hereof;

(r) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities, debt instruments or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities, debt instruments or property as the Trustees shall deem proper;

(s) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or debt instruments;

(t) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form; or either in the name of the Trustees or of the Trust or in the name of a custodian, sub-custodian or other depository or a nominee or nominees or otherwise;

(u) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or other entity , issuer or concern, any security or debt instrument of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or other entity , issuer or concern, and to pay calls or subscriptions with respect to any security or debt instrument held in the Trust;

(v) To litigate, compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(w) To declare and make distributions of income and of capital gains to Unitholders in the manner herein provided;

(x) To establish, from time to time, a minimum investment for Unitholders in the Trust, and to require the repurchase of the Units of any Unitholders whose investment is less than 100 Units ;

(y) To cause each Unitholder to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer, servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Unitholder from declared but unpaid dividends owed such Unitholder and/or by reducing the number of Units in the account of such Unitholder by that number of full and/or fractional Units which represents the outstanding amount of such charges due from such Unitholder;

(z) To establish one or more committees comprised of one or more of the Trustees, and to delegate any of the powers of the Trustees to said committees;

(aa) To interpret the investment policies, practices or limitations of the Trust;

(bb) To establish a registered office and have a registered agent in the State of Delaware;

(cc) To compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants, contractors and employees of the Trust or the Trustees on such terms as they deem appropriate;

(dd) To invest part or all of the Trust Property, or to dispose of part or all of the Trust Property and invest the proceeds of such disposition, in interests issued by one or more other investment companies or pooled portfolios (including investment by means of transfer of part or all of the Trust Property in exchange for an interest or interests in such one or more investment companies or pooled portfolios) all without any requirement of approval by Unitholders.  Any such other investment company or pooled portfolio may (but need not) be a trust (formed under the laws of any state or jurisdiction) which is classified as a partnership for federal income tax purposes; and

(ee) In general, to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees.  Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

Section 4.2                       Issuance and Repurchase of Units.  The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, exchange, and otherwise deal in Units and, subject to the provisions set forth in Article II and Article VII, to apply to any such repurchase, retirement, cancellation or acquisition of Units any funds or property of the Trust, with respect to which such Units are issued.

Section 4.3                       Trustees and Officers as Unitholders.  Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Units to the same extent as if such person were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Units to and buy such Units from any such person or any firm or company in which such person invested, subject to the general limitations herein contained as to the sale and purchase of such Units.

Section 4.4                       Action by the Trustees and Committees.  The Trustees (and any committee thereof) may act at a meeting held in person or in whole or in part by conference telecommunications equipment.  One-third, but not less than two, of the Trustees shall constitute a quorum at any meeting unless there is only one Trustee.  Except as the Trustees may otherwise determine, one-third of the members of any committee shall constitute a quorum at any meeting.  The vote of a majority of the Trustees (or committee members) present at a meeting at which a quorum is present shall be the act of the Trustees (or any committee thereof).  The Trustees (and any committee thereof) may also act by written consent signed by a majority of the Trustees (or committee members).  Regular meetings of the Trustees may be held at such places and at such times as the Trustees may from time to time determine.  Special meetings of the Trustees (and meetings of any committee thereof) may be called orally or in writing by the Chairman of the Board of Trustees (or the chairman of any committee thereof) or by any two other Trustees.  Notice of the time, date and place of all meetings of the Trustees (or any committee thereof) shall be given by the party calling the meeting to each Trustee (or committee member) by telephone, facsimile, telegram or other electronic means sent to the person’s home ,   business or electronic mail address at least twenty-four hours in advance of the meeting or by written notice mailed to the person’s home or business address at least seventy-two hours in advance of the meeting.  Notice of all proposed written consents of Trustees (or committees thereof) shall be given to each Trustee (or committee member) by telephone, facsimile, telegram, or other electronic means or by first class mail sent to the person’s home or business address.  Notice need not be given to any person who attends a meeting without objecting to the lack of notice or who executes a written consent or a written waiver of notice with respect to a meeting.  Written consents or waivers may be executed in any number of counterparts.  Execution of a written consent or waiver and delivery thereof may be accomplished by facsimile, or other electronic means approved by the Trustees.

Section 4.5                       Chairman of the Trustees.  The Trustees may appoint one of their number to be Chairman of the Board of Trustees.  The Chairman shall preside at all meetings of the Trustees at which he or she is present and may be (but is not required to be) the chief executive officer or any other officer- of the Trust.

Section 4.6                       Principal Transactions.  Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliated Person of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliated Person or other person; and the Trust may employ any such Affiliated Person or other person, or firm or company in which such Affiliated Person or other person is an Interested Person, as broker, legal counsel, registrar, investment adviser, investment sub-adviser, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 4.7                        Payment of Expenses by the Trust .  The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, investment adviser or manager, principal underwriter, auditors, counsel, custodian, transfer agent, Unitholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

ARTICLE V
INVESTMENT ADVISER AND OTHER CONTRACTORS

Section 5.1                       Certain Contracts.  Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, limited liability companies. other type of organizations, or individuals to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine to be appropriate:

(a) Investment Adviser and Investment Sub-Adviser.  The Trustees may in their discretion, from time to time, enter into an investment advisory or management contract or contracts with respect to the Trust whereby the other party or parties to such contract or contracts shall undertake to furnish the Trust with such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions, as the Trustees may in their discretion determine.  Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees).  Any such purchases, sales and exchanges shall be deemed to have been authorized by the Trustees.

The Trustees may authorize, subject to applicable requirements of the 1940 Act, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser.  Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

(b) Principal Underwriter.  The Trustees may in their discretion from time to time enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Units, whereby the Trust may either agree to sell Units to the other party to the contract or appoint such other party its sales agent for such Units.  In either case, the contract may also provide for the repurchase or sale of Units by such other party as principal or as agent of the Trust.

(c) Administrator.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with administrative services.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(d) Transfer Agent.  The Trustees may in their discretion from time to time enter into one or more transfer agency and U nitholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and U nitholder services.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(e) Servicing Agent.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties shall undertake to furnish the Trust with Trust and/or U nitholder services.  The contract or contracts shall be on such terms and conditions as the Trustees may in their discretion determine.

(f) Fund Accounting.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to handle all or any part of the Trust’s accounting responsibilities, whether with respect to the Trust’s properties, Unitholders or otherwise.

(g) Custodian and Depository.  The Trustees may in their discretion from time to time enter into one or more contracts whereby the other party or parties undertakes to act as depository for and to maintain custody of the property of the Trust and accounting records in connection therewith.

(h) Parties to Contract.  Any contract described in this Article V hereof may be entered into with any corporation, limited liability company, firm, partnership, trust , association or other entity , although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Unitholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article V.  The same person (including a firm, corporation, limited liability company, partnership, trust, association or other entity ) may be the other party to contracts entered into pursuant to this Article V, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 5.1.

ARTICLE VI
UNITHOLDER VOTING POWERS AND MEETINGS

Section 6.1                       Voting.  The Unitholders shall have power to vote only: (a) for the election of one or more Trustees in order to comply with the provisions of the 1940 Act (including Section 16(a) thereof); (b) with respect to any contract entered into pursuant to Article V to the extent required by the 1940 Act; (c) with respect to termination of the Trust to the extent required by applicable law; and (d) with respect to such additional matters relating to the Trust as may be required by this Trust Instrument, the By-laws or any registration of the Trust as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable.

Each whole Unit shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Unit shall be entitled to a proportionate fractional vote.  There shall be no cumulative voting in the election of Trustees.  Units may be voted in person or by proxy or in any manner provided for in the By-laws.  A proxy may be given in writing, by facsimile, other electronic means or in any other manner provided for in the By-laws.  Anything in this Trust Instrument to the contrary notwithstanding, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Unitholders of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Units may be voted only in person or by written proxy.  Until Units are issued, the Trustees may exercise all rights of Unitholders and may take any action required or permitted by law, this Trust Instrument or any of the By-laws of the Trust to be taken by Unitholders.

Section 6.2                       Meetings.  Meetings of Unitholders may be called by the Trustees from time to time to be held at such place within or without the State of Delaware, and on such date as may be designated in the call thereof for the purpose of taking action upon any matter as to which the vote or authority of the Unitholders is required or permitted as provided in Section 6.1.  Special meetings of the Unitholders may be called by the Trustees. To the extent required by the 1940 Act, special meetings of the Unitholders for the purpose of removing one or more Trustees shall be called by the Trustees upon the written request of Unitholders owning at least 10% of the Outstanding Units entitled to vote.  Notice shall be sent, postage prepaid, by mail or such other means determined by the Trustees, at least seven days prior to any such meeting.

Section 6.3                       Quorum and Required Vote.  Unless a larger percentage is required by law, by any provision of this Trust Instrument or by the Trustees, one-third of the Units entitled to vote in person or by proxy on a particular matter shall be a quorum for the transaction of business at a Unitholders’ meeting with respect to that matter.  Any lesser number shall be sufficient for adjournments.  Any adjourned session or sessions may be held without the necessity of further notice.  Except when a larger vote is required by law, by any provision of this Trust Instrument or by the Trustees, a majority of the Units voted in person or by proxy on a particular matter at a meeting at which a quorum is present shall decide any questions with respect to that matter and a plurality shall elect a Trustee.

Section 6.4                       Action by Written Consent.  Subject to the provisions of the 1940 Act and other applicable law, any action taken by Unitholders may be taken without a meeting if a majority of the Units entitled to vote on the matter (or such larger proportion thereof as shall be required by law, by any provision of this Trust Instrument or by the Trustees) consent to the action in writing.  Such consent shall be treated for all purposes as a vote taken at a meeting of Unitholders.  The Trustees may adopt additional rules and procedures regarding the taking of Unitholder action by written consents.

ARTICLE VII
TRANSFERS , REPURCHASES , NET ASSET VALUE, AND DISTRIBUTIONS

Section 7 .1                       Transfer of Units.

(a) Any Units held by a Unitholder may be transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Unitholder or (2) under certain limited instances set out in this Trust Instrument, with the consent of the Trustees (which may be withheld in the Trustees’ sole and absolute discretion).  If a Unitholder transfers Units with the approval of the Trustees, the Trustees will promptly take all necessary actions so that each transferee or successor to whom or to which the Units are transferred is admitted to the Trust as a Unitholder. The admission of any transferee as a substituted Unitholder will be effective upon the execution and delivery by, or on behalf of, the substituted Unitholder of an investor certification form. Each Unitholder and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with any transfer. In connection with any request to transfer Units, the Trust may require the

Unitholder requesting the transfer to obtain, at the Unitholder’s expense, an opinion of counsel selected by the Trustees as to such matters as the Trustees may reasonably request. If a Unitholder transfers all of its Units, it will not cease to be a Unitholder unless and until the transferee is admitted to the Trust as a substituted Unitholder in accordance with this Section  7 .1(a). Any transfer of Units permitted under this Section  7 .1(a) will be effected in accordance with the provisions of Section 2.4 hereof.  Pursuant to Section 4.1(j) hereof, the Trustees hereby delegate to the officers of the Trust all power and authority to approve and effect transfers of Units pursuant to this Section  7 .1(a).

(b) Each Unitholder will indemnify and hold harmless the Trust, the Trustees, each other Unitholder and any Affiliated Person of the Trust, the Trustees, the investment adviser and each of the other Unitholders against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these persons may become subject by reason of or arising from (1) any transfer made by the Unitholder in violation of this Section  7 .1 and (2) any misrepresentation by the transferring Unitholder or substituted Unitholder in connection with the transfer. A Unitholder transferring Units may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with the transfer, by setting off such charges due from such Unitholder from declared but unpaid dividends or distributions owed such Unitholder and/or by reducing the number of Units in the account of such Unitholder by that number of full and/or fractional Units which represents the outstanding amount of such charges due from such Unitholder.

Section 7 .2                       Repurchases and Redemptions.

(a) Except as otherwise provided in this Trust Instrument, no Unitholder or other person holding Units will have the right to withdraw or tender Units to the Trust for repurchase. The Trustees may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Trust to repurchase Units in accordance with written tenders. In determining whether to cause the Trust to repurchase Units, pursuant to written tenders, the Trustees will consider the following factors, among others:

(i)	the recommendation of any investment adviser;

(ii)	whether any Unitholders have requested to tender Units or portions thereof to the Trust;

(iii)	the liquidity of the Trust’s assets (including fees and costs associated with withdrawing from investments);

(iv)	the investment plans and working capital requirements of the Trust;

(v)	the relative economies of scale with respect to the size of the Trust;

(vi)	the history of the Trust in repurchasing Units or portions thereof;

(vii)	the availability of information as to the value of the Trust’s assets;

(viii)	the economic condition of the securities markets and the economy generally as well as political, national or international developments or current affairs; and

(ix)	the anticipated tax consequences to the Trust of any proposed repurchases of Units or portions thereof.

The Trustees will cause the Trust to repurchase Units in accordance with written tenders only on terms fair to the Trust and to all Unitholders.

(b)  The Trustees may cause the Trust to repurchase or redeem Units of a Unitholder or any person acquiring Units from or through a Unitholder, on terms fair to the Trust and to the Unitholder or person acquiring Units from or through such Unitholder, in the event that the Trustees, in their sole discretion, determine or have reason to believe that:

(i)
the Units have been transferred in violation of Section  7 .1 of this Trust Instrument, or the Units have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Unitholder;

(ii)
ownership of the Units by a Unitholder or other person is likely to cause the Trust to be in violation of, or require registration of any Units under, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(iii)
continued ownership of the Units may be harmful or injurious to the business or reputation of the Trust, the Trustees or the investment adviser or any of their Affiliated Persons, or may subject the Trust or any of the Unitholders to an undue risk of adverse tax or other fiscal or regulatory consequences;

(iv)	any of the representations and warranties made by a Unitholder or other person in connection with the acquisition of the Units was not true when made or has ceased to be true;

(v)
with respect to a Unitholder subject to special regulatory or compliance requirements, such as those imposed by the Employee Retirement Income Security Act of 1974, as amended, the Bank Holding Company Act or certain Federal Communication Commission regulations, the Trust will likely be subject to additional regulatory or compliance requirements by virtue of such Unitholder continuing to hold Units;

(vi)	a Unitholder owns less than 100 Units; or

(vii)	it would be in the best interests of the Trust, as determined by the Trustees, for the Trust to repurchase the Units.

(c) Units will be repurchased at the Net Asset Value determined as of the Valuation Date.  Unitholders tendering Units for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be approximately ninety days prior to the date of repurchase by the Trust.  Unitholders who tender may not have all of the tendered Units repurchased by the Trust.  If over-subscriptions occur, the Trust may elect to repurchase less than the full amount that a Unitholder requests to be repurchased. If a repurchase offer is oversubscribed, the Trust will repurchase only a pro rata portion of the amount tendered by each Unitholder except as otherwise provided by law . The Trustees, in their complete and absolute discretion, may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Units.

(d)  Repurchases of Units by t he Trust will be payable promptly after the Valuation Date or, in the case of an offer by the Trust to repurchase Units, promptly after the expiration date of the repurchase offer in accordance with the terms of the repurchase offer.   Payment of the purchase price for Units will consist of : (1) cash or a promissory note, which will be non-transferable and need not bear interest, in an amount equal to the percentage, as may be determined by the Trustees, of the estimated unaudited N et A sset V alue of the number of Units tendered by a Unitholder and repurchased by the Trust determined as of the Valuation Date (the “Initial Payment’); and (2) if determined to be appropriate by the Trustees or if the Initial Payment is less than 100% of the product of the estimated unaudited Net Asset Value and the number of Units tendered by a Unitholder and repurchased by the Trust, a promissory note, which may or may not be incorporated into the note applicable to the Initial Payment, entitling its holder to a contingent payment (the “Post-Audit Payment”) equal to the excess, if any, of (A) the product of the Net Asset Value and the number of Units tendered by the Unitholder and repurchased by the Trust as of the Valuation Date, determined based on the audited financial statements of the Trust for the fiscal year (defined below) in which the repurchase is e ffect ive, over (B) the Initial Payment.  Any obligation under such a promissory note with respect to the Initial Payment will be due and payable not more than ninety days after the Valuation Date, or if the Trust has requested withdrawal of its capital from any Underlying Funds (as defined in the Trust’s current prospectus) to fund the repurchase of Units, ten Trust business days after the Trust has received at least 90% of the aggregate amount withdrawn by the Trust from the Underlying Funds, whichever is later .   Any obligation under such a promissory note with respect to the Post-Audit Payment will be due and payable within forty-five days after completion of the Trust’s annual audit. Notwithstanding anything to the contrary in this Section  7 .2, the Trustees, in their discretion, may cause the Trust to pay all or any portion of the purchase price in securities in kind (or any combination of securities in kind and cash) having a value, determined as of the Valuation Date , equal to the product of the Net Asset Value and the number of Units tendered by a Unitholder and repurchased by the Trust . All repurchases of Units will be subject to any and all conditions as the Trustees may impose in their sole discretion. The Trustees may, in their discretion, cause the Trust to repurchase all of a Unitholder’s Units if the Unitholder owns less than 100 Units. Subject to the procedures of this Section  7 .2, the amount due to any Unitholder whose Units are repurchased will be equal to the product of the Net Asset Value and the number of the Unitholder’s Units that are repurchased , as of the Valuation Date. If all of a Unitholder’s Units are repurchased, that Unitholder will cease to be a Unitholder.
(e) Notwithstanding the foregoing, the Trust may cancel an offer to repurchase Units, may postpone payment of the repurchase price, or suspend repurchases during any period or at any time when and to the extent permissible under applicable law .

(f) In the event that a Unitholder shall submit a request for the repurchase by the Trust of a greater number of Units owned by such Unitholder, such request shall not be honored.

Section 7 .3                       Net Asset Value.  The Net Asset Value shall be the quotient obtained by dividing the value of the N et A ssets of the Trust by the total number of Outstanding Units, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

Section 7.4                        Distributions .

(a)             The Trustees may from time to time declare and pay dividends and other distributions in cash or other Trust Property .  All distributions shall be made ratably among all Unitholders from Trust Property according to the number of Units held of record by each Unitholder on the record date for any dividend or distribution.
  (b)             The Trust may withhold taxes from any distribution to any Unitholder to the extent required by the Code or any other applicable law. For purposes of this Trust Instrument, any taxes so withheld by the Trust with respect to any amount distributed by the Trust to any Unitholder will be deemed to be a distribution or payment to the Unitholder, reducing the amount otherwise distributable to the Unitholder under this Trust Instrument.   Neither the Trust nor the Trustees will be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Unitholder that may be eligible for reduction or exemption.  To the extent that a Unitholder claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Unitholder will furnish the Trust with any information and forms that the Unitholder may be required to complete if necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents.  Each Unitholder represents and warrants that any information and forms furnished by the Unitholder will be true and accurate and agrees to indemnify the Trust and each of the Unitholders from any and all losses, claims, damages, liabilities, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to the withholding taxes (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses).

(c)             Notwithstanding any provision to the contrary contained in this Trust Instrument, the Trust will not repurchase any Units from or make a distribution to any Unitholder, if such repurchase or distribution would violate the 1940 Act or other applicable law.

ARTICLE VIII
LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 8 .1                       Limitation of Liability.  Neither a Trustee, an officer of the Trust, nor, if applicable, the investment adviser to the Trust, when acting in such capacity, shall be personally liable to the Trust or any beneficial owner of the Trust for any act, omission or obligation in the absence of willful malfeasance, bad faith, gross negligence or reckless disregard of their duties.

Section 8 .2                       Indemnification.  The Trust shall indemnify each of its Trustees and officers and persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise, and may indemnify any trustee, director or officer of a predecessor organization (each a “Covered Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable attorneys’ and accountants’ fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he or she may be involved or with which he or she may be threatened, while as a Covered Person or thereafter, by reason of being or having been such a Covered Person, except that no Covered Person shall be indemnified against any liability to the Trust or its Unitholders to which such Covered Person would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of such Covered Person’s office (such willful misfeasance, bad faith, gross negligence or reckless disregard being referred to herein as “Disabling Conduct”).  Expenses, including attorneys’ and accountants’ fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of (a) an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII and either (b) such Covered Person provides security for such undertaking, (c) the Trust is insured against losses arising by reason of such payment, or (d) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

Section 8 .3                       Indemnification Determinations.  Indemnification of a Covered Person pursuant to Section 8 .2 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Covered Person was not liable by reason of Disabling Conduct, or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Covered Person was not liable by reason of Disabling Conduct.

Section 8 .4                       Indemnification Not Exclusive.  The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled.  As used in this Article VIII , “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

Section 8 .5                       Unitholders.   No Unitholder of the Trust shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust.  The Trustees shall have no power to bind any Unitholder personally or to call upon any Unitholder for the payment of any sum of money or assessment whatsoever other than any amount that the Unitholder may be required to repay as a result of funds that were wrongfully distributed to such Unitholder and such amounts as the Unitholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Units or otherwise.

In case any Unitholder or former Unitholder shall be held to be personally liable solely by reason of his or her being or having been a Unitholder and not because of his or her acts or omissions or for some other reason, the Unitholder or former Unitholder (or his or her heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the Trust to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust shall, upon request by the Unitholder, assume the defense of any claim made against the Unitholder for any act or obligation of the   Trust and satisfy any judgment thereon from the assets of the Trust.  The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the Trust.  The rights accruing to a Unitholder under this Section shall not impair any other right to which such Unitholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Unitholder in any appropriate situation even though not specifically provided herein.

ARTICLE I X
MISCELLANEOUS

Section 9 .1                                 Trust Not a Partnership.  It is hereby expressly declared that a trust and not a partnership is created hereby.  All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Unitholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.  Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligations represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Unitholder, Trustee, officer, employee or agent of the Trust).

Section 9 .2                                 Trustees’ Good Faith Action, Expert Advice, No Bond or Surety.  The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested.  Subject to the provisions of Article VIII :  (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrator, distributor or principal underwriter, custodian or transfer, dividend disbursing, Unitholder servicing or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a contracting party appointed by the Trustees.  The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

Section 9 .3                                 Establishment of Record Dates.  The Trustees may close the Unit transfer books of the Trust for a period not exceeding one hundred twenty days preceding the date of any meeting of Unitholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Units shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding one hundred twenty days preceding the date of any meeting of Unitholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Units shall go into effect, as a record date for the determination of the Unitholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Units, and in such case such Unitholders and only such Unitholders as shall be Unitholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Units on the books of the Trust after any such record date fixed as aforesaid.

Section 9 .4                                 Dissolution and Termination of Trust.

(a) This Trust shall continue without limitation of time but subject to the provisions of sub-sections (b) and (c) of this Section 9 .4.

(b) Notwithstanding anything in Section 9 .5 to the contrary, the Trustees may without Unitholder approval (unless such approval is required by the 1940 Act) in dissolution of the Trust liquidate, reorganize or dissolve the Trust in any manner or fashion not inconsistent with applicable law, including, without limitation,

(i)
sell and convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association or corporation or other entity , or to a separate series or class of shares thereof, organized under the laws of any state or jurisdiction, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust and which may include shares of beneficial interest, stock or other ownership interests of such trust, partnership, limited liability company, association or corporation or of a series thereof; or

(ii)	at any time sell and convert into money all of the assets of the Trust.

Following a sale or conversion in accordance with the foregoing sub-section 9 .4(b)(i) or (ii), and upon making reasonable provision, in the determination of the Trustees, for the payment of all liabilities of the Trust as required by applicable law, by such assumption or otherwise, the Unitholders shall be entitled to receive, as a class, when and as declared by the Trustees, the excess of the assets belonging to the Trust over the liabilities belonging to the Trust.  The assets so distributable to the Unitholders shall be distributed among such Unitholders in proportion to the number of Units held by them and recorded on the books of the Trust.

(c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (b), the Trust shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties with respect to the Trust shall be cancelled and discharged.

Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s certificate of trust to be filed in accordance with the Act, which certificate of cancellation may be signed by any one Trustee.

Section 9 .5                                 Merger, Consolidation, Incorporation.  Anything in this Trust Instrument to the contrary notwithstanding, the Trustees, in order to change the form of organization and/or domicile of the Trust, may, without prior Unitholder approval, unless otherwise required by the 1940 Act: (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, limited liability companies, associations or corporations so long as the surviving or resulting entity is a closed-end management investment company under the 1940 Act, or is a series thereof, which is formed, organized or existing under the laws of a state, commonwealth, possession or colony of the United States, or (ii) cause the Trust to incorporate under the laws of Delaware.  Any agreement of merger or consolidation or certificate of merger may be signed by a majority of the Trustees.  Pursuant to and in accordance with the provisions of Section 3815(f) of the Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of any merger or consolidation approved in accordance with this Section 9 .5 may a ffect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.   If a merger or consolidation of the Trust described in the foregoing provisions of this Section 9.5 requires Unitholder Approval, such merger or consolidation shall require a Majority Unitholder Vote.   Any other merger or consolidation of the Trust shall, in addition to the approval of the Trustees, require a Majority Unitholder Vote.  Nothing in this Section 9 .5 shall require, however, Unitholder approval of any transaction whereby the Trust acquires or assumes all or any part of the assets and liabilities of any other entity.

Section 9 .6                                 Filing of Copies, References, Headings.  The original or a copy of this Trust Instrument and of each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Unitholder.  Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument.  In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument.  Headings are placed herein for convenience of reference only and in case of any conflict, the text of this Trust Instrument rather than the headings, shall control.  This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 9 .7                                 Applicable Law.  The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Unitholders hereunder, are to be governed by and construed and administered according to the Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Act) pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument.  The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 9 .8                                 Amendments.  Except as specifically provided herein, the Trustees may, without Unitholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument.  Unitholders shall have the right to vote: (i) on any amendment which would affect their right to vote granted in Section 6.1, (ii) on any amendment to this Section 9 .8, (iii) on any amendment for which such vote is required by law and (iv) on any amendment submitted to them by the Trustees.  Anything in this Trust Instrument to the contrary notwithstanding, any amendment to Article VIII hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of any persons protected thereby prior to such amendment.

Section 9 .9                                 Fiscal Year.  The fiscal year of the Trust shall end on a specified date as determined from time to time by the Trustees (the “Fiscal Year”).

Section 9 .10                                 Provisions in Conflict with Law.  The provisions of this Trust Instrument are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code, as may be amended from time to time, if applicable, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination.  If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Declaration of Trust as of the date first above written.

By:	/s/Gary W. Gould
Gary W. Gould As Trustee and not Individually

By:	/s/Carol Befanis O'Donnell
Carol Befanis O'Donnell As Trustee and not Individually

By:	/s/William S. Reeser
William S. Reeser As Trustee and not Individually